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                   [CHUOAOYAMA AUDIT CORPORATION LETTERHEAD]

                                                                    EXHIBIT 23.7




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 (Registration No. 333-39340) of Komag, Incorporated of our report dated January 22, 1999, except for the matter discussed in the fourth paragraph and
Note 14, as to which the date is August 15, 2000, relating to the financial statements of Asahi Komag Co. Ltd. and its subsidiary as of December 31, 1998 and for the years ended December 31, 1998 and 1997.

                                          /s/ ChuoAoyama Audit Corporation
                                          -------------------------------------
                                              ChuoAoyama Audit Corporation


Tokyo, Japan
August 15, 2000